Exhibit 23

Consent of Independent Registered Public Accounting Firm

CB Financial Services, Inc.

Carmichaels, Pennsylvania

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205363) of CB Financial Services, Inc. and Subsidiary of our report dated March 18, 2019, relating to the consolidated financial statements, which appears in the annual report on Form 10-K for the year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

March 18, 2019

CB Financial Services, Inc.